UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            July 7, 2005

Kentucky Utilities Company

(Exact name of registrant as specified in its charter)

Kentucky and Virginia	1-3464	61-0247570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Quality Street, Lexington, Kentucky		40507
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 255-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an off-balance sheet arrangement of a registrant.

(a)

On July 7, 2005, Kentucky Utilities Company (“KU” or the “Company’’) completed a financing transaction resulting in the issuance of $13,266,950 in new pollution control indebtedness.  The indebtedness, the Company’s First Mortgage Bonds, Pollution Control Bond Series No. 18, due June 1, 2035, will currently carry a variable, auction rate of interest.

As part of the transaction, the County of Carroll, Kentucky (the “County”) has issued $13,266,950 in new pollution control bonds (the “County Bonds”) relating to facilities to be constructed at the Company’s Ghent generating station.  Pursuant to a Loan Agreement dated May 1, 2005 (the “Loan Agreement”), the Company has borrowed from the County the proceeds from sale of the County Bonds.   Under the Loan Agreement, the Company has agreed to repay the loan by making principal, interest, premium payments or any purchase price payments as and when due with respect to the County Bonds.  The payment obligations of the Company under the Loan Agreement are absolute and unconditional.

The Company’s obligations with respect to the County Bonds are secured by the Company’s issuance of the above-mentioned $13,266,950 in first mortgage bonds (the “Company Bonds”) with identical principal amount, maturity and interest provisions as the County Bonds.  The Company Bonds are issued pursuant to a Supplemental Indenture dated June 15, 2005, to the Company’s existing first mortgage bond indenture among the Company and its first mortgage bond trustee.

The Loan Agreement, the Supplemental Indenture and other transaction documents contain standard representations, covenants and events of default for facilities of this type, including acceleration of indebtedness upon certain events of default.  Events of default under the Loan Agreement or other transaction documents include a failure to punctually make payments associated with County Bonds when due; a continuing failure or default regarding performance of applicable covenants, conditions or agreements in the Loan Agreement, the insurance agreement or other relevant transaction documents; any acceleration of payments with respect to the Company Bonds or other first mortgage bonds; and certain bankruptcy or insolvency-related conditions relating to the Company.

(b)

On July 8, 2005, KU completed a financing transaction involving the issuance of $50 million in long-term indebtedness.  The indebtedness is represented by a $50 million, 10-year, unsecured loan from Fidelia Corporation (“Fidelia”), an indirect subsidiary of E.ON AG and an affiliate of KU, which will carry a 4.735% rate of interest. KU is using the proceeds, in part, in connection with its earlier retirement of $50 million of its Series R, 7.55% First Mortgage Bonds totaling $50 million during June 2005.

The Loan Agreement contains standard representations, covenants and events of default for arrangements of this type, including acceleration of indebtedness upon certain events of default.  Events of default under the Loan Agreement or other transaction documents include a failure to punctually make payments associated with the loan when due; certain bankruptcy or insolvency-related conditions relating to the Company, departure of the Company from the E.ON group, and certain legal prohibitions, if any, arising on the indebtedness under the Public Utility Holding Company Act of 1935.

Item 9.01  Financial Statements and Exhibits

Exhibits:

4.1.                              Supplemental Indenture dated as of June 15, 2005 from Kentucky Utilities Company to U.S. Bank National Association, Chicago, Illinois, as trustee.

4.2                                 Loan Agreement dated May 1, 2005 between Kentucky Utilities Company and the County of Carroll, Kentucky.

4.3                                 Loan Agreement dated July 8, 2005 between Kentucky Utilities Company and Fidelia Corporation.

4.4                                 Copy of Promissory Note from KU to Fidelia Corporation, dated as of July 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY UTILITIES COMPANY

Dated: July 13, 2005	BY:	/s/ John R. McCall
John R. McCall
Executive Vice President,
General Counsel and
Corporate Secretary